UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

KnowBe4, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue, Suite 1200

Clearwater, Florida 33755

(Address of principal executive offices, including zip code)

(855) 566-9234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Items.

On October 12, 2022 KnowBe4, Inc. (“KnowBe4”) and Vista Equity Partners Management, LLC (“Vista”) announced the execution of an Agreement and Plan of Merger, dated October 11, 2022, by and among KnowBe4, Oranje Holdco, LLC (“Parent”) and Oranje Merger Sub, Inc. (“Merger Sub”). Parent and Merger Sub are affiliates of Vista. A copy of KnowBe4’s press release announcing the transaction is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2022	KNOWBE4, INC.

	By:	/s/ Robert Reich
	Name:	Robert Reich
	Title:	Chief Financial Officer

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Exhibit 99.1

KnowBe4 to be Acquired by Vista Equity Partners For $4.6 Billion

TAMPA BAY, Fla., Oct. 11, 2022 – KnowBe4, Inc. (the “Company” or “KnowBe4”) (Nasdaq: KNBE), the provider of the world’s largest security awareness training and simulated phishing platform, today announced that it has entered into a definitive agreement to be acquired by Vista Equity Partners (“Vista”) in an all-cash transaction valued at approximately $4.6 billion on an equity value basis.

Under the terms of the merger agreement, KnowBe4 stockholders will receive $24.90 per share in cash upon completion of the proposed transaction. The per share purchase price represents a 44 percent premium to the Company’s unaffected closing price on September 16, 2022, the last full trading day before Vista publicly disclosed its initial non-binding acquisition proposal on its Schedule 13-D. As disclosed by KnowBe4 in a press release dated September 19, 2022, an independent Special Committee of KnowBe4’s Board of Directors (the “Special Committee”) was formed to review this proposal and other potential value creation opportunities.

“Today’s announcement is a testament to the success of our strategy and the strength of our incredible team. This acquisition by Vista represents the next phase of our journey,” said Stu Sjouwerman, founder, Chairman and Chief Executive Officer of KnowBe4. “KnowBe4 has a strong record of performance, as evidenced by our market-leading platform and global customer base. Under Vista’s ownership, we will have access to additional resources and support, which will help us achieve our goals and deliver enhanced value to our customers. We look forward to partnering with Vista’s team to continue empowering businesses worldwide to strengthen their human firewall and make smarter security decisions every day.”

“As a trusted partner to enterprise software companies around the world, we make a point to invest in businesses that make a difference and have a demonstrated track record of success,” said Michael Fosnaugh, Co-Head of Vista’s Flagship Fund and Senior Managing Director. “We look forward to leveraging our deep understanding of the business to help Stu and his talented and experienced team address the human element of cybersecurity.”

“As a significant investor in KnowBe4, we could not be more excited to take this next step in our journey together,” commented Rod Aliabadi, Managing Director at Vista. “We have long appreciated the work that KnowBe4 does in strengthening the human layer of cybersecurity through educating employees on how to identify social engineering and related cyber threats.”

Certain Terms, Approvals and Timing

Under the terms of the agreement, which was [unanimously] approved and recommended to the Board by the Special Committee and then unanimously approved and recommended for approval by the stockholders by KnowBe4’s Board of Directors, KnowBe4 stockholders will receive $24.90 in cash for each share of common stock that they own.

In connection with Vista’s initial acquisition proposal, KnowBe4, under the supervision of the Special Committee and its legal and financial advisors, engaged in a robust process, including evaluating transaction alternatives against KnowBe4’s standalone plan and other strategic alternatives. Following this process, the Special Committee and KnowBe4’s Board of Directors each unanimously determined that the transaction with Vista is in the best interests of KnowBe4 and its stockholders.

In connection with the transaction, Vista has entered into support agreements with Mr. Sjouwerman and investment funds affiliated with KKR and Elephant Partners. Under these agreements, which collectively account for approximately 83 percent of KnowBe4’s outstanding voting power, the applicable stockholders have agreed to vote all of their shares of KnowBe4 common stock in favor of the transaction, subject to certain terms and conditions contained therein, and to roll some of their existing equity into the acquiring company or purchase equity in the acquiring company. Vista intends to finance the transaction through a combination of debt and equity financing, including the rollover and investment contemplated by the support agreements.

The transaction is expected to close in the first half of 2023, subject to customary closing conditions, including receipt of regulatory approvals and approval by KnowBe4 stockholders. The transaction is subject to approval by the holders of (i) a majority of the voting power of KnowBe4’s outstanding common stock, (ii) a majority of the voting power of KnowBe4’s outstanding common stock not owned by Vista, certain members of KnowBe4’s management and stockholders rolling some or all of their existing equity in KnowBe4, and certain of their respective affiliates, including, but not limited to, Mr. Sjouwerman and investment funds affiliated with KKR and Elephant Partners, and (iii) a majority of the outstanding shares of each of KnowBe4’s Class A common stock and Class B common stock, voting as separate classes. Upon completion of the transaction, KnowBe4’s shares will no longer trade on the Nasdaq Global Select Market, and KnowBe4 will become a private company.

The foregoing description of the merger agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the merger agreement, which KnowBe4 will be filing on Form 8-K.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to the Special Committee, Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as KnowBe4’s legal advisor and Potter Anderson & Corroon is serving as the Special Committee’s legal advisor.

Kirkland & Ellis LLP is serving as legal counsel and Guggenheim Securities, LLC is serving as financial advisor for Vista.

Gibson, Dunn & Crutcher LLP is serving as legal counsel to KKR, Latham & Watkins LLP is serving as legal counsel to Elephant Partners, and Moulton Moore Stella LLP is serving as legal counsel to Mr. Sjouwerman.

About KnowBe4

KnowBe4, the provider of the world’s largest security awareness training and simulated phishing platform, is used by more than 52,000 organizations around the globe. Founded by IT and data security specialist Stu Sjouwerman, KnowBe4 helps organizations address the human element of security by raising awareness about ransomware, CEO fraud and other social engineering tactics through a new-school approach to awareness training on security. Kevin Mitnick, an internationally recognized cybersecurity specialist and KnowBe4’s Chief Hacking Officer, helped design the KnowBe4 training based on his well-documented social engineering tactics. Tens of thousands of organizations rely on KnowBe4 to mobilize their end users as their last line of defense.

About Vista Equity Partners

Vista is a leading global investment firm with $94 billion in assets under management as of June 30, 2022. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future – a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity. Further information is available at vistaequitypartners.com. Follow Vista on LinkedIn, @Vista Equity Partners, and on Twitter, @Vista_Equity.

Additional Information and Where to Find It

KnowBe4, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of KnowBe4 (the “Transaction”). In connection with the Transaction, KnowBe4 will file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) and the Company, certain of its affiliates and certain affiliates of Vista will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in KnowBe4’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 6, 2022. To the extent that holdings of KnowBe4’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement and the Schedule 13e-3 with the SEC, KnowBe4 will mail such materials and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT AND THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT KNOWBE4 WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of KnowBe4’s definitive Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction will also be available, free of charge, at KnowBe4’s investor relations website (https://investors.KnowBe4.com) or by emailing IR@knowbe4.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by KnowBe4’s Special Committee and its Board of Directors in recommending the Transaction for approval and approving the Transaction; and expectations for KnowBe4 following the closing of the Transaction. Such forward looking statements are subject to inherent risks and uncertainties, including those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required regulatory approvals to consummate the Transaction are not obtained and that KnowBe4’s stockholders do not approve the merger agreement; the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the merger not being completed on the terms reflected in the merger agreement, or at all, and the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to KnowBe4’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that KnowBe4 files with the SEC, including KnowBe4’s Annual Report on Form 10-K filed with the SEC on March 10, 2022 and Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2022 and August 4, 2022, each of which may be obtained on the investor relations section of KnowBe4’s website (https://investors.knowbe4.com). If any of these risks or uncertainties materialize, or if any of KnowBe4’s assumptions prove incorrect, KnowBe4’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to KnowBe4 as of the date of this communication, and KnowBe4 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

For KnowBe4:

Ken Talanian

Investor Relations

IR@Knowbe4.com

(727) 286-3584

Kathy Wattman

Public Relations

PR@KnowBe4.com

(727) 474-9950

OR

Eric Brielmann / Caroline Lipe

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

For Vista Equity Partners:

Brian W. Steel

Vista Equity Partners

media@vistaequitypartners.com

212-804-9170